UNDERWRITING AGREEMENT
                             ----------------------

     This Agreement is made as of , 199 by and between StockJungle.com Trust, a Massachusetts business trust (the "Trust"), and CW Fund Distributors, Inc., a Delaware corporation ("Underwriter").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of each series of shares of the Trust (the "Series"); and

     WHEREAS, StockJungle.com Investment Advisors, Inc., a Delaware corporation (the "Adviser") which acts as the investment adviser to the Trust and each Series, has agreed to bear all normal operating expenses of the Trust and each Series, including without limitation the compensation of Underwriter for its services hereunder;

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

     1.   Appointment.
          ------------

          The Trust hereby appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth

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in this Agreement.  Notwithstanding  any other provision  hereof,  the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

     2.   Sale and Repurchase of Shares.
          ------------------------------

          (a) Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust's then-effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

          (b) Underwriter will also have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

          (c) Either the Trust or the Distributor may reject an order for the purchase of Shares, but neither shall do so arbitrarily or without reasonable cause.

          (d) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD.

          (e) The  net  asset  value  of the  Shares  of each  Series  shall  be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

          (f) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

          (g) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

          (h) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

          (i) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

     3.   Sale of Shares by the Trust.
          ----------------------------

          The Trust reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons approved by Underwriter at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

     4.   Basis of Sale of Shares.
          ------------------------

          Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefore.

     5.   Rules of NASD, etc.
          -------------------

          (a) Underwriter will conform to the Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

          (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

          (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to approve or request modifications to them and to file and clear them with the proper authorities before they are put in use, and not to use them until so approved, filed and cleared.

          (d) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable State or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

          (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.

     6.   Records to be Supplied by Trust.
          --------------------------------

          The Trust shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

     7.   Fees and Expenses.
          ------------------

          For performing its services under this Agreement, Underwriter will receive from the Adviser a fee of $500 per month per Series. Fees shall be paid monthly in arrears. The Adviser shall promptly reimburse Underwriter for any expenses which are to be paid by the Trust in accordance with the following paragraph.

          In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Adviser in accordance with agreements between the Trust and Underwriter as permitted by applicable law, including the Act and rules and regulations promulgated thereunder; provided, however, that any litigation or other extraordinary expenses shall be paid by the Trust rather than the Adviser. These costs include, but are not limited to, licensing fees, filing fees, travel and such other expenses as may be incurred by Underwriter on behalf of the Trust.

     8.   Indemnification of Trust.
          -------------------------

          Underwriter agrees to indemnify and hold harmless the Trust, the Adviser and each person who has been, is, or may hereafter be a trustee, director, officer, employee, partner, shareholder or control person of the Trust or the Adviser, against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust or the Adviser. Underwriter likewise agrees to indemnify and hold harmless the Trust, the Adviser and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Underwriter's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Underwriter's consent (which consent shall not be withheld unreasonably). The foregoing rights of indemnification shall be in addition to any other rights to which the Trust, the Adviser or each such person may be entitled as a matter of law.

          Underwriter shall be notified promptly of any such claim, action, suit or proceeding. Underwriter shall be entitled to assume the defense of any such action, suit or proceeding and retain counsel of good standing approved by the person or persons indemnified hereunder (which approval shall not be withheld unreasonably). If Underwriter elects to assume the defense of such matter through such counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If Underwriter does not elect to assume the defense of such matter, or counsel chosen by Underwriter is not approved, then the defense shall be undertaken by counsel chosen by the defendants, and the fees and expenses of such counsel shall be reimbursed in accordance with the provisions of this Section 8.

     9.   Indemnification of Underwriter.
          -------------------------------

          The Trust agrees to indemnify and hold harmless Underwriter and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Underwriter against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of the Trust or any agent or employee of the Trust or any other person for whose act the Trust is responsible, unless such statement or omission was made in reliance upon written information furnished by the Underwriter to the Trust or the Adviser; provided, however, that this indemnity agreement shall not inure to the benefit or any such person unless a court of competent jurisdiction shall determine, in a final decision on the merits, that the person to be indemnified was not liable by reasons of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of his or its reckless disregard of obligations under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct is made by (i) a vote of a majority of a quorum of the Trustees of the Trust who are neither "interested persons" of the Trust as defined in the Act or parties to the proceeding, or (ii) an independent legal counsel to the Trust in a written opinion. Any person employed by Underwriter who may also be or become an officer or employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as an employee or agent of Underwriter.

          The Trust shall be notified promptly of any such claim, action, suit or proceeding. The Trust shall be entitled to assume the defense of any such action, suit or proceeding and retain counsel of good standing approved by the person or persons indemnified hereunder (which approval shall not be withheld unreasonably). If the Trust elects to assume the defense of such matter through such counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of such matter, or counsel chosen by the Trust is not approved, then the defense shall be undertaken by counsel chosen by the defendants, and the fees and expenses of such counsel shall be reimbursed in accordance with the provisions of this Section 9.

     10.  Termination and Amendment of this Agreement.
          --------------------------------------------

          This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares (as defined in the Act), and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter (as defined in the Act) by vote cast in person at a meeting called for the purpose of voting on such approval.

          Either the Trust or Underwriter may at any time terminate this Agreement without penalty on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     11.  Effective Period of this Agreement.
          -----------------------------------

          This Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two (2) years from the date of its execution (unless terminated earlier as set forth in Section 10), and from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares (as defined in the Act), and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter (as defined in the Act) by vote cast in person at a meeting called for the purpose of voting on such approval.

     12.  Limitation of Liability.
          ------------------------

          The term "StockJungle.com Trust" means and refers to the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.

     13.  New Series.
          -----------

          The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or any renewal term of this Agreement.

          Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of each other Series and that no Series shall be liable or shall be charged for any debt, obligation or liability of any other Series, whether arising under this Agreement or otherwise.

     14.  Successor Investment Company.
          -----------------------------

          Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

     15.  Severability.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     16.  Questions of Interpretation.
          ----------------------------

          (a) This Agreement shall be governed by the laws of the State of Ohio and the applicable provisions of the Act which shall control in the event of any conflict with Ohio law.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17.  Notices.
          --------

          Any notices under this Agreement shall be in writing, addressed and delivered, communicated by facsimile transmission or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 3805 S. Canfield Ave., Suite B, Culver City, CA 90232 and that the address of Underwriter for this purpose shall be 312 Walnut Street, Cincinnati, Ohio 45202 (facsimile (513) 629-2008).

          IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

ATTEST:                                 STOCKJUNGLE.COM TRUST

_____________________________           By:______________________________
                                        Its:_____________________________

ATTEST:                                 CW FUND DISTRIBUTORS, INC.

_____________________________           By:______________________________
                                        Its: President

     For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees to be bound by the provisions of
Section 7 of the foregoing Agreement.

ATTEST:                                 STOCKJUNGLE.COM INVESTMENT
                                        ADVISORS, INC.

_____________________________           By:______________________________
                                        Its:_____________________________